Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement No. 333-125814 on Form S-8 of our report dated March 8, 2006 relating to the consolidated financial statements of EnerTeck Corporation as of and for the year ended December 31, 2005 included in this Annual Report on Form 10-KSB.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 16, 2007